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                                                                  Exhibit 10(c)




                        HEWLETT-PACKARD COMPANY EXCESS


                           BENEFIT RETIREMENT PLAN



               SECTION 1.  ESTABLISHMENT AND PURPOSE OF PLAN


         The Hewlett-Packard Company Excess Benefit Retirement Plan was adopted and established effective November 1, 1983. The Plan is intended to provide supplemental retirement benefits to certain management and highly compensated employees equal to those benefits that are limited under the Deferred Profit Sharing Plan and/or Retirement Plan because of the limitations on contributions and benefits imposed by Section 415 of the Internal Revenue Code of 1986 (the "Code") and the limitation on compensation imposed by Section 401(a)(17) of the Code. This Plan is intended to be an unfunded excess benefit plan under Sections 3(36) and 4(b)(5) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is also intended to be a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan was last amended and restated as of November 1, 1999, to read as set forth herein. The Company retains the right, as provided in Section 8, to amend or terminate the Plan at any time. The Plan is administered by the Compensation Committee of the Board of Directors of the Company, as provided in Section 7.



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                          SECTION 2.  DEFINITIONS


         Certain capitalized words and phrases used in the text of the Plan shall have the meaning attributed to them in the DPSP or RP or the following meaning unless the text further specifies the meaning or from the context it clearly appears otherwise:


     (a) "Actual DPSP Contribution" means the amount of Company Contributions, Separation Contributions and Forfeitures in fact made to a Participant's Account under the DPSP for any Plan Year ending on or prior to October 31, 1993.


     (b) "Actual DPSP Account" means the amount in the separate account established for each Participant under the DPSP to which is allocated his or her share of Company Contributions, Separation Contributions and Forfeitures as provided in the DPSP.


     (c) "Actual RP Benefit" means the benefit in fact determined under the RP as of the date when benefits are to be paid under the DPSP or RP.


     (d) "Committee" means the Compensation Committee of the Board of Directors of the Company; provided, that for purposes of Sections 5(b) and 9, with respect to any Participant other than a Participant who is an executive officer as defined under the Securities Exchange Act of 1934 and the regulations thereunder, Committee means the Executive Committee of the Board of Directors of the Company.


     (e) "DPSP" or "Deferred Profit Sharing Plan" means the Hewlett-Packard Company Deferred Profit Sharing Plan Amended and Restated as of November 1, 1999, and as it may be amended from time to time.


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     (f) "Participant" means any individual entitled to a Virtual DPSP
Contribution under Section 4(a) or a Virtual Retirement Benefit under Section 5.


     (g) "Pay-for-Results Plan" or "PFR Plan" means the Hewlett-Packard Company Pay-for-Results Plan adopted effective November 1, 1999, and as it may be amended from time to time.


     (h) "Plan" means the Hewlett-Packard Company Excess Benefit Retirement Plan, as described herein and as it may be amended from time to time.


     (i) "RP" or "Retirement Plan" means the Hewlett-Packard Company Retirement Plan Amended and Restated as of November 1, 1999, and as it may be amended from time to time.


     (j) "Virtual DPSP Account" means a bookkeeping account established under
Section 4 to which is credited all Virtual DPSP Contributions and investment earnings as provided in Section 4.


     (k) "Virtual DPSP Contribution" means an amount established under Section 4 with respect to a Plan Year ending on or prior to October 31, 1993 which equals the excess amount that would have been contributed on behalf of a Participant to the Participant's Account under the DPSP but was not so contributed by reason of the limitations imposed by Section 415 of the Code or Section 401(a)(17) of the Code.


     (l) "Virtual Retirement Benefit" means the benefit payable to a Participant or Beneficiary determined under Section 5.


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     (m) "Virtual RP Benefit" means the benefit determined under the RP based on the Annuity Value of the Actual DPSP Account, if applicable, but otherwise without regard to the limitations of Section 415 or Section 401(a)(17) of the Code; provided, however, that the Pay Rate used for determining the Virtual RP Benefit of any Participant who is also a participant in the PFR Plan shall be adjusted to include any Short-Term Bonus in excess of the rate of compensation as limited by Section 401(a)(17) of the Code paid or payable with respect to any Quarter, and as defined under the PFR Plan.


                  SECTION 3.  ELIGIBILITY AND PARTICIPATION


     (a) GENERAL RULE. Any individual who is participating in the DPSP and/or the RP and who by reason of the limitations of Section 415 or Section 401(a)(17) of the Code is unable to receive the formula contributions or benefits otherwise provided under the DPSP and/or RP shall automatically be a Participant in this Plan.


     (b) TERMINATION OF PARTICIPATION. An individual shall cease to be a Participant as of the date he or she ceases to be an Employee, unless the individual is entitled to benefits hereunder, in which event his or her status as a Participant shall terminate on the earlier of the date of his or her death or the date no further amount is payable to the individual hereunder.


             SECTION 4.  VIRTUAL DPSP CONTRIBUTIONS AND ACCOUNTS


     (a) VIRTUAL DPSP CONTRIBUTION. As of the last day of each Plan Year ending on or prior to October 31, 1993, or in the case of an Employee whose employment by the Affiliated Group terminated during any such Plan Year, the Employee's Valuation Date (if other than the


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last day of the Plan Year), the Committee has determined the amount of Company
Contributions, Separation Contributions, and Forfeitures allocable to the Participant's Account under the DPSP with regard to both the limitations of
Section 401(a)(17) of the Code and of Section 415 of the Code (but without regard to any other defined contribution plan of the Company). The amount determined to be the maximum permissible contribution pursuant to the Code under the immediately preceding sentence shall be the "Actual DPSP Contribution." As of the last day of each Plan Year ending on or prior to October 31, 1993, or in the case of an Employee whose employment by the Affiliated Group terminated during any such Plan Year, the Employee's Valuation Date (if other than the last day of the Plan Year), the Committee has determined the amount of Company Contributions, Separation Contributions, and Forfeitures that would have been allocable to the Participant's Account under the DPSP if contributions under the DPSP were determined without regard to the limitations of both Section 415 and
Section 401(a)(17) of the Code. The amount determined under the immediately preceding sentence less the Actual DPSP Contribution is the "Virtual DPSP Contribution."


     (b) VIRTUAL DPSP ACCOUNT. A separate account, called a "Virtual DPSP Account," shall be maintained by the Committee for each Participant to which has been credited the Participant's Virtual DPSP Contribution for each Plan Year ending on or prior to October 31, 1993. As of the last day of each Plan Year, or in the case of an Employee whose employment by the Affiliated Group has terminated and who has made claim for benefits under the DPSP, as of the Employee's Valuation Date (if other than the last day of the Plan Year), each Virtual DPSP Account shall be revalued. For purposes of valuation, the Virtual DPSP Account shall be deemed invested as the assets of the DPSP.


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                   SECTION 5.  VIRTUAL RETIREMENT BENEFIT


     (a) DETERMINATION OF BENEFIT. The benefits payable under this Plan shall be determined as of the date when benefits are to be paid under the DPSP or RP, unless a later date is required to determine the Pay Rate of a Participant who is also a participant in the PFR Plan. As of that date the Committee shall determine the Virtual RP Benefit and the Actual RP Benefit. As of the same date the Committee shall determine the Annuity Value of the Virtual DPSP Account, if any, in the same manner as the Annuity Value of the Actual DPSP Account, if any, is determined under the RP. The benefit payable under this Plan, if any, shall equal:


          (i) The greater of the Virtual RP Benefit or the Annuity Value of the Virtual DPSP Account; less


         (ii)  The Actual RP Benefit.


The benefit determined pursuant to the immediately preceding sentence shall be known as the Virtual Retirement Benefit.


     (b) FORM AND TIME OF PAYMENT. The Participant's Virtual Retirement Benefit shall be converted to a lump sum benefit as of the date the Participant's DPSP or RP benefit is to be paid, unless a later date is required to determine the Pay Rate of a Participant who is also a participant in the PFR Plan. The conversion shall be based on the same actuarial factors that would be used to convert an RP benefit from an annuity to a lump sum at the time of the conversion. Thereafter, the unpaid portion of such lump sum Virtual Retirement Benefit shall be credited with earnings (i) through May 31, 2000 as if it were a benefit invested in Fund B, and (ii) on and after


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June 1, 2000, as if it were a benefit invested in Fund A under the DPSP, until it is paid out to the Participant under this Plan as set forth below in this
Section 5(b).


         Benefits are payable under this Plan in the form of a lump sum or annual installments at such time or times as the Committee shall determine in its sole discretion, subject to the following limitations:


          (i) If benefits are payable under the DPSP, no benefits shall be payable under this Plan until benefits are to be paid under the DPSP;


         (ii) The Committee may change the date a payment is to be made at any time before the date of the scheduled payment;


        (iii) Any annual installments shall be payable in January of the particular year;


         (iv) No lump sum may be payable later than January of the calendar year following the later of (A) the calendar year in which the Participant attains (or would have attained) age 70-1/2, or (B) the calendar year in which the Participant's employment by the Company terminates; provided, that the Committee may allow the unpaid balance to be paid in a lump sum after annual installment payments have commenced;


          (v) Annual installments must be 15 or fewer in number and commence no later than January of the calendar year following the later of
               (A) the calendar year in which the Participant attains (or would have attained) age


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               70-1/2, or (B) the calendar year in which the Participant's employment by the Company terminates;


         (vi) The amount of each annual installment shall be determined by dividing the unpaid balance as of the last day of the prior Plan Year by the sum of the annual payments remaining to be made; and


        (vii) If at the time the Virtual Retirement Benefit is first determined under this Section 5 the lump sum equivalent of such benefit does not exceed one hundred fifty thousand dollars ($150,000.00), benefits shall be payable under this Plan as soon as administratively practicable after the date the Virtual Retirement Benefit is first determined and only in the form of a lump sum.


         If the Committee has not otherwise determined, benefits shall be payable in 15 annual installments commencing in January of the calendar year following the later of (A) the calendar year in which the Participant attains (or would have attained) age 70-1/2, or (B) the calendar year in which the Participant's employment by the Company terminates.


         In administering these payment provisions of the Plan, the Committee may allow Participants to elect the form and time of payment that they desire consistent with these rules, and the Committee may establish guidelines for its own use in determining what elections made pursuant to these rules shall be disapproved. However, such Participant elections and Committee guidelines shall not in any way limit the Committee's sole discretion to determine the form and


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time of payment of a Participant's Virtual Retirement Benefit consistent with the rules set forth in this Section 5(b) of the Plan.


     (c) DEATH OF PARTICIPANT. If a Participant dies, without regard to whether he or she is employed by any member of the Affiliated Group at the time of death, his or her Beneficiary shall be the individual (or individuals) designated on the form prescribed by the Committee (or, in the absence of such a designation, his or her Beneficiary under the DPSP, or, in the absence of a DPSP benefit, his or her Beneficiary under the RP). Such Beneficiary shall be entitled to the unpaid portion (if any) of the Virtual Retirement Benefit determined under Section 5(a). The Beneficiary shall be subject to the rules of form and time of payment established under Section 5(b).


                    SECTION 6.  FUNDING POLICY AND METHOD


         Benefits and administrative expenses shall be paid as needed solely from the general assets of the Company. This Plan shall be unfunded within the meaning of Section 4(b)(5) of ERISA. No contributions are required or permitted from any Participant.


                        SECTION 7.  ADMINISTRATION


         The Plan shall be administered by the Committee. No member of the Committee shall become a Participant in the Plan. The Committee shall make such rules, interpretations and computations as it may deem appropriate, and any decision of the Committee with respect to the Plan, including (without limitation) any determination of eligibility to participate in the Plan and any calculation of benefits under the Plan shall be conclusive and binding on all persons. Those


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responsibilities of the Committee that do not involve the exercise of its discretion may be performed on behalf of the Committee by the Company through its employees.


              SECTION 8.  AMENDMENT AND TERMINATION OF THE PLAN


         The Company reserves the right to amend or terminate the Plan at any time by resolution of the Company's Board of Directors or by resolution of any proper delegatee of the Company's Board of Directors. Any amendment or termination of the Plan will not affect the entitlement of any Participant who terminates employment before the amendment or termination. All benefits to which any Participant may be entitled shall be determined under the Plan as in effect at the time the Participant terminates employment and shall not be affected by any subsequent change in the provisions of the Plan. Participants will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.


                        SECTION 9.  GENERAL PROVISIONS


     (a) CHOICE OF LAW. This Plan, and all rights under this Plan, shall be interpreted and construed in accordance with the law of the State of California.


     (b) ASSIGNMENT. The interest and property rights of any person in the Plan or in any payment to be made under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 9(b) shall be void.


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     (c) NUMBER. Except as otherwise clearly indicated, the singular shall include the plural, and vice versa.


     (d) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only and shall not be considered part of the Plan nor shall they be employed in the construction of the Plan.


     (e) COMPETENCY TO HANDLE BENEFITS. If, in the opinion of the Committee, any person becomes unable to properly handle any property distributable to such person under the Plan, the Committee may make any reasonable arrangement for the distribution of Plan benefits on such person's behalf as it deems appropriate. Payment to anyone described in this Section 9(e) will release the Company from all further liability to the extent of the payment made.


     (f) SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.


     (g) TAX WITHHOLDING. If any Federal or state tax withholding or payroll tax is required with respect to a Participant's Virtual Retirement Benefit, the Committee shall make appropriate arrangements with the Participant for satisfaction of such obligation.


     (h) NO EMPLOYMENT RIGHTS. Nothing in the Plan, nor any action of the Committee or the Company pursuant to the Plan, shall be deemed to give any person any right to remain in the employ of the Company or affect the right of the Company to terminate a person's employment at any time, with or without cause.


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                          SECTION 10.  EXECUTION


         To record the amendment and restatement of the Plan as set forth herein, the Company has caused its Chair of the Compensation Committee of the Board of Directors to affix the Company's name and seal hereto this _________ day of May, 2000.



         HEWLETT-PACKARD COMPANY


By:
     ------------------------------------
         Susan P. Orr
         Chair of the Compensation
         Committee of the Board
         of Directors









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